Exhibit 99.1

November 18, 2003

Mr. GM O’Connell

Chairman

Modem Media, Inc.

230 East Avenue

Norwalk, CT 06855

Dear GM:

This letter agreement (the “Agreement”) sets forth the terms of your continuing relationship with Modem Media, Inc. (the “Company”).

1. Resignation from Employment. You shall resign your employment with the Company effective as of the close of business on December 31, 2003 (the “Resignation Date”).

2. Term. The term of this Agreement shall run from January 1, 2004 to December 31, 2005, unless this Agreement is terminated sooner in accordance with the provisions of Section 12 (the “Term”). The “Termination Date” shall be the earlier of December 31, 2005 or the effective date of termination pursuant to Section 12.

3. Continuation as a Director. You shall continue to serve in the role of non-executive Chairman of the Board of Directors until the next annual meeting of shareholders of the Company. During the Term, the Company agrees that it will take all actions necessary to nominate you to stand for election as a Director at each annual meeting of stockholders. As a member of the Board of Directors, you shall attend Board of Directors meetings, which shall take place in or around East Norwalk, Connecticut. You shall not receive any separate or additional compensation for serving on the Company’s Board of Directors; except if the other non-employee directors receive options or other payment or benefit upon re-election to the Board of Directors at an annual meeting of shareholders, you will also receive the same number of options or same payment or benefit upon your re-election to the Board of Directors at such annual meeting.

4. Retention as a Consultant. In addition, during the Term, you shall serve as a Consultant to the Company, and you shall perform the following services for the Company (the “Consulting Services”):

•	You shall visit clients and prospective clients of the Company as directed by the Company;
•	You shall speak on behalf of the Company at industry conferences and similar events, as directed by the Company;
•	You shall provide the Company with other advisory and consulting services as directed by the Company; and
•	You shall perform other functions reasonably related to those described herein.

It is anticipated that you shall devote a total of approximately eight (8) weeks of working time during each year of the Term to the performance of the Consulting Services and to the performance of your duties as a member of the Board of Directors. You shall propose suggestions to the Company’s CEO as to areas and locations in which you believe you can provide such Consulting Services. In addition to your suggestions, the Company may determine other areas in which your services are required. The Company shall determine the specific dates and locations when and where you are to provide Consulting Services, which is anticipated to be at the Company’s headquarters, offices, client sites or at the seminar locations. The Company shall schedule your performance of the Consulting Services to coincide with regularly scheduled meetings of the Company’s Board of Directors. At each Board of Directors meeting, you and the Company will work together to determine your schedule and activities for Consulting Services at times that coincide with the next Board meeting. In addition to the anticipated eight weeks of service per year described above, you shall be available to regularly review and respond to your Company e-mail, and you shall stay in regular contact with the Company for the purpose of consulting with and advising the Company remotely.

4. Payment for Consulting Services. You shall be paid a consulting fee of One Hundred Twenty Thousand Dollars ($120,000.00) for each year of the Term (the “Consulting Fee”), in exchange for your performance of the Consulting Services. The Consulting Fee shall be paid in equal semi-monthly installments of Five Thousand Dollars ($5,000.00). No payroll or employment taxes of any kind (including, but not limited to, FICA, FUTA, federal or state personal income taxes, state disability insurance taxes, and state unemployment taxes) shall be withheld or paid with respect to the Consulting Fee. You shall file your own tax returns on the basis of your status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the Consulting Fee. You shall be solely responsible for, and shall pay, such taxes in accordance with applicable law, and shall indemnify the Company for such taxes, contributions or penalties which the Company may be compelled to pay.

5. Expenses. The Company shall reimburse you for the cost of business class airline travel from your primary residence to East Norwalk, CT or such other destinations as may be designated by the Company for required business trips, hotel and other travel expenses, provided you supply the Company with appropriate receipts or other proof of your reasonable and necessary such expenditures and otherwise in accordance with the Company’s then-applicable expense reimbursement policy. In addition, the Company shall reimburse you for reasonable and necessary expenses incurred by you, which directly and solely relate to the your performance of your Consulting Services and service as a director, such as overnight mail and telephone costs; provided, you supply the Company with appropriate receipts or other proof of your such expenditures and such expenditure are otherwise in accordance with the Company’s then-applicable expense reimbursement policy.

6. Not An Employee. You shall perform the Consulting Services as an independent contractor and not as an employee, partner, joint venturer or agent of the Company. In performing the Consulting Services, you shall not have, and shall not represent yourself to third parties as having, actual or apparent power or authority to do or take any action for or on behalf of the Company, as its agent, representative or otherwise, except to the extent consistent with your role as a Director of the Company, or as specifically authorized by the Company.

7. Stock Options. Your outstanding stock options shall continue to vest during the Term. Any options that do not vest on or before the Termination Date shall be forfeited on the Termination

Date. Your ability to exercise all vested options shall be governed by the applicable plan document. If during the Term, the Company nominates you for reelection to the Board of Directors but you are not elected by the stockholders to serve as a director during the Term, then the vesting of your unvested options shall accelerate as of the date of the end of your tenure as a Director of the Company.

8. Other Effects of Resignation. Except as otherwise provided in this Agreement, effective as of the Resignation Date, you shall be treated like any other employee whose employment has terminated. As such, your participation in each and every Modem Media benefit plan, policy, program or practice shall terminate in accordance with the terms of such plan, policy, program or practice; provided, however, you shall continue to be eligible to receive your 2003 bonus as such bonus is determined in accordance with the 2003 Management Incentive Program and as approved by the Compensation Committee. Effective as of the Resignation Date, with respect to your medical and dental benefits, you will be eligible to continue medical and dental insurance coverage at your own expense pursuant to COBRA for 18 months.

9. Continuing Obligations. You shall remain bound to comply with all of your confidentiality, intellectual property and related obligations, under the Amended and Restated Employment Agreement you entered into as of January 1, 1997, a copy of which is attached hereto as Exhibit A, and all of your obligations under the Covenant Not to Compete or Solicit Business which you entered into as of December 31, 1996, a copy of which is attached hereto as Exhibit B in accordance with their terms. For purposes of clarity, the parties agree the obligations under Exhibit B shall cease to be in effect upon the later of (i) the December 31, 2004 or (ii) the Termination Date.

10. Conflicting Outside Activities. You shall not have any employment, consulting or other business relationship with any other business enterprise, the existence of which could conflict or might reasonably be assumed to conflict with your proper performance of the Consulting Services, or which might tend to affect your independence of judgment with respect to transactions between the Company and such other business enterprise without prior disclosure to and approval of the Company’s Board of Directors. In addition, during the Term, you will take all actions necessary to avoid the appearance of any conflict between your personal gain and the Company’s interests.

11. Representations. You and the Company shall execute or verify any proper document required to carry out the terms of this Agreement. You represent that your performance of the Consulting Services shall not breach any agreement to keep in confidence proprietary information acquired by you in confidence or in trust from any person or entity unaffiliated with the Company. You have not entered into, and you agree you shall not enter into, any oral or written agreement in conflict with this Agreement.

12. Termination For Cause. This Agreement may only be terminated by the Company for “Cause.” As of the date on which the Agreement is terminated for Cause, the Company shall be released and discharged from its obligations under this Agreement, and you shall be removed from the Company’s Board of Directors. For purposes of this letter, Cause shall mean (A) gross misconduct or willful misconduct in the performance of your duties for Modem Media; (B) commission of any act of embezzlement or theft with respect to the Company; (C) conviction of a felony; (D) your willful refusal to comply with any good faith directive of the Board under circumstances that would result in a material loss or damage to the business of the Company; No act or failure to act by you shall be considered “willful” if done or omitted by you in good faith with reasonable belief that your action or omission was in the best interests of the Company; or (E) your material breach of your agreements with the Company Cause shall not exist unless and until (i) there shall have been delivered to you a notice of a finding that, in the good faith opinion of the Company, you were guilty of any of the conduct set forth above and specifying the particulars thereof in detail; and (ii) in the case of Sections 12 (A), (D) and (E), if such gross misconduct, willful misconduct, willful non-compliance or material breach of an agreement is susceptible of cure or remedy, such gross misconduct, willful misconduct, willful refusal to comply, or material breach of an agreement was not cured by you after a period of 10-days from and after the date of receipt of such notice.

13. Entire Agreement. This Agreement (including the portions of Exhibits A and B expressly referenced herein) is the complete agreement between the parties concerning the subject matter hereof and supersedes any prior such agreements, with the exception of the stock incentive plans pursuant to which your outstanding options were granted and the option agreements evidencing the grant of such options. This Agreement may not be amended or in any way modified except in writing signed by both parties.

14. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions shall continue in full force and effect.

15. Governing Law; Consent to Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its conflicts of law principles, and for the purposes of any suit, action or proceeding involving this Agreement, the federal and state courts sitting in the State of Connecticut shall have exclusive jurisdiction.

16. Effect of Waiver. No waiver by either party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

17. Assignment	and Transfer. Your rights and obligations under this Agreement shall not be transferable by assignment or otherwise,
and	any purported assignment, transfer or delegation thereof shall be void.

18. Notice. Any notice required or permitted under this Agreement shall be in writing and shall be deemed given (a) if by hand delivery, upon receipt thereof, (b) if mailed, three (3) days after deposit in the United States mails, postage prepaid, certified mail, return receipt requested, (c) if by facsimile transmission, upon electronic confirmation thereof, or (d) if by next day delivery service, upon such delivery. All notices shall be addressed as follows (or to such other address as either party may in the future specify in writing to the other):

In the case of Modem Media:	In the case of GM O’Connell:
Modem Media, Inc.	347 Nod Hill Road
230 East Avenue	Wilton, CT 06897
Norwalk, CT 06855	Fax : 203-762-5202
Attn: CEO	with a copy to:
Fax: 203-299-7060	Helen D. Reavis, Esq.
And	Scarola Reavis & Parent
Attn: General Counsel	888 Seventh Ave
Fax: (203) 299-7060	New York, NY 10106
Fax: 212-757-0469

19. Legal Fees. In connection with the negotiation of this arrangement and Agreement, the Company shall reimburse you for attorney’s fees; provided such amount does not exceed $25,000 and such amount is substantiated by appropriate documentation in a form satisfactory to the Company, which shall be paid within 30 days of receipt of such documentations.

Please indicate your acceptance of the terms of this Agreement by signing below and returning the signed Agreement to the Company.

Very truly yours,

/s/ Robert Beeby

Robert Beeby

Member of the Board of Directors of the Compensation Committee

ACCEPTED AND AGREED:

GM O’Connell

Signature:             /s/ GM O’Connell

Dated:             11/18/03

Exhibit A

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Modem Media. Poppe Tyson, Inc. (formerly, TN Technologies Holding Inc.) (“Employer”), a Delaware corporation, and Gerald M. O’Connell (“Executive”) enter into this Employment Agreement as of January 1, 1997, as amended and restated as of November 25, 1998 (the “Agreement”).

WHEREAS, Employer and Executive are parties to the Amended and Restated Reorganization Agreement dated as of December 31, 1996 (the “Reorganization Agreement”) and the Amended and Restated Partnership Interest and Stock Purchase Agreement dated as of December 31, 1996 (the “Purchase Agreement”);

WHEREAS, pursuant to the Reorganization Agreement and the Purchase Agreement, Employer is acquiring (the “Acquisition”) all of the limited partnership interests in Modem Media Advertising Limited Partnership, a Connecticut limited partnership (“MMLP”), and all of the issued and outstanding capital stock of Modem Media, Inc., a Connecticut corporation (“Modem Media”);

WHEREAS, as a condition to closing to the Reorganization Agreement, the parties have agreed to enter into an Employment Agreement;

WHEREAS, Executive, as a limited partner in MMLP and a shareholder of Modem Media, will substantially and materially benefit from the Acquisition;

WHEREAS, Employer desires to employ and Executive desires to be employed by Employer in the capacity described herein;

WHEREAS, Employer and Executive desire to set forth the following terms and conditions of their agreement;

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive agree as follows:

1. Employment Duties. Executive agrees to serve as Chief Executive Officer of Employer and shall have such duties, responsibilities and authorities as the Board of Directors of Employer may from time to time assign and which are reasonably consistent with such position. Throughout the period of employment, Executive shall perform his assigned duties diligently, in good faith and to the best of his abilities and shall devote all of his business time to the business and affairs of Employer, provided, however, that Executive may serve on the board of directors of other corporations as may be customary and usual for a person in Executive’s position and serve in any capacity with any civic, educational or charitable organization, provided, in each case, such activities do not materially interfere with the performance of his duties hereunder and that such service is consistent with all Company policies and procedures regarding such service. Executive shall be subject to Employer’s general employment policies in effect or as modified. Subject to Section 6.3 of the Reorganization Agreement, during the term of employment hereunder, Employer agrees to appoint and maintain (subject to Executive’s performance of his duties as a member of the Board of Directors in good faith and as provided in and consistent with the by-laws of Employer and the Delaware General Corporation) Executive as a member of the Board of Directors. Executive shall be based at the office of Employer located in Connecticut; provided, that Executive acknowledges and agrees that he may be required to perform ordinary business travel consistent with the responsibilities of his position with Employer.

2. Term of Employment. Unless earlier terminated pursuant to paragraph below, the initial term of employment (the “Initial Term of Employment”) covered by this Agreement shall commence on the effective date of this Agreement as designated in paragraph 19 herein and continue through December 31, 2001. In the event Executive remains employed by Employer after the Initial Term of Employment, the terms and conditions of such continued employment shall be those set forth in this Agreement, except that, after the Initial Term of Employment, either party may terminate the employment relationship upon thirty days’ written notice.

3. Salary. During his employment with Employer, Executive’s annual salary shall be at least three hundred thousand dollars ($300,000), less required or authorized deductions, paid on regular paydays consistent with Employer’s payroll procedures.

4. Benefits; Expense Reimbursement. During his employment with Employer, Executive shall be entitled to participate in such employee benefit plans and other programs, in accordance with the terms of such plans and programs and shall receive such other benefits, as Employer may make generally available to its senior executive officers; provided, however, that Employer shall not be required to offer Executive any benefits that are made available to current or future senior executive officers on an individual basis and that are not made generally available to its other senior executive officers. Employer retains the right to cancel, alter or amend any of its employee benefit plans and other fringe benefit arrangements without notice to the extent permitted by such plans or arrangements. Employer shall reimburse Executive for reasonable business expenses incurred by Executive in connection with the performance of his duties and obligations and that are consistent with Employer’s policies and procedures.

5. Termination. The Initial Term of Employment may be terminated as set forth below. Notwithstanding such termination, except as specifically set forth below, paragraphs 6, 7 and (except in the case of termination of Executive pursuant to 5(D) or (E)) 15 shall continue to apply following such termination. Unless otherwise stated in this Agreement or in any applicable benefit plans or as otherwise required by law, Executive shall have no continuing right to salary or benefits after employment is terminated and, except as set forth in paragraphs 5(D) and (E), Employer shall have no further obligations to Executive. Subject to Section 15 hereof, upon any termination of employment, in addition to other amounts set forth herein, Executive (or his estate in the case of death) shall be entitled to receive salary, expenses and other benefits accrued through and including the date of termination. Employer retains any other remedies it may have for breach of this Agreement.

(A) Death. Executive’s employment will terminate automatically upon Executive’s death.

(B) Inability to Perform. Employer may, upon thirty days’ prior written notice, terminate Executive’s employment upon Executive’s inability to perform his essential duties and obligations hereunder for a period of four consecutive months or six months in any 12 month period because of Executive’s physical or mental disability (a “Disability”). Notwithstanding the foregoing, nothing in this Agreement shall prevent employer from immediately removing Executive from his position as officer of Employer, or reducing the duties or job responsibilities of Employer, immediately upon the Disability of such Executive; provided that Employer shall reinstate Executive to his position as officer, with the corresponding duties and responsibilities of such position, upon the removal of such Disability prior to the termination of such Executive pursuant to the provisions of this Agreement.

(C) For Cause. Employer may terminate Executive’s employment immediately if, in the reasonable determination of the Board of Directors or the compensation committee of the Board of Directors of Employer as set forth in an action of the Board of Directors or such committee setting forth in reasonable detail the reasons for such termination, (i) Executive engages in conduct that violates significant policies of Employer after Executive is notified by Employer that Executive is engaging in conduct that violates significant policies of Employer; (ii) Executive fails to perform the essential functions of Executive’s job (except for a failure resulting from a bona fide illness or incapacity) or fails to carry out Employer’s reasonable directions with respect to material duties after Executive is notified by Employer that Executive is failing to perform these essential functions or failing to carry out the reasonable directions of Employer; (iii) Executive engages in embezzlement or misappropriation of corporate funds or other acts of fraud, dishonesty or self-dealing, or commits a felony or any significant violation of any statutory or common law duty of loyalty to Employer; or (iv) Executive breaches a material provision of this Agreement (including, but not limited to, the noncompete and nonsolicitation provisions in paragraph 6(c)), after Executive is notified by Employer that Executive has breached a material provision of this Agreement. Prior to any termination of Executive for Cause pursuant to clauses (i), (ii) or (iv) of this subparagraph 5(C), Employer shall give Executive reasonable opportunity to remedy any condition, or conduct, action or inaction of Executive giving rise to the violation or breach of such clause if such violation or breach is remediable.

(D) By Employer. Employer may terminate Executive’s employment without cause or reason by giving Executive written notice. Such notice shall set forth the date of termination, which date shall be not later than 30 days following the date of notice (the “Notice Period”). During any Notice Period, Executive shall make reasonable efforts to cooperate with Employer in achieving a transition of Executive’s duties and responsibilities. Upon termination of Executive’s employment by Employer without cause, Executive shall be entitled to continue to receive, for the lesser of the three years following termination or the balance of the Initial Term of Employment, (i) his salary and (ii) an annual amount equal to the average for the two full fiscal years prior to termination (or the amount in the immediately preceding fiscal year, if Executive is terminated prior to having completed two full years of employment) of any payments to Executive pursuant to any cash bonus plan of Employer. Employer, at its discretion, may elect to continue to pay Executive his salary and any such bonus on regularly scheduled paydays, but reduced by any amounts earned by Executive from alternative employment or to make a lump sum payment to Executive equal to the unpaid balance of such salary and bonus payments discounted to the date of payment using a discount rate of 7% per annum; provided, however, that Employer shall not be obligated to continue to employ Executive or to continue payment of salary or bonus for any period if Employer has grounds to terminate Executive’s employment as specified above in subparagraph (A) or (C)(iii) and (iv). Subsequent to termination pursuant to this subparagraph 5(D), Executive shall not be obligated to look for or accept alternative employment; provided, however, that if Executive accepts any alternative employment during the balance of the Initial Term of Employment, Employer may reduce from amounts owed under this subparagraph 5(D) all amounts earned by Executive from such alternative employment, and Executive shall be obligated to inform Employer of the amount of income received by him from alternative employment for the balance of the Initial Term of Employment.

(E) By Executive. Executive may terminate his employment for “Good Reason” as described below, by giving thirty days’ prior written notice to Employer. “Good Reason” means (I) a decrease in the total amount of Executive’s base salary below the amount prescribed by paragraph 3; (II) a change in the Executive’s title or duties from what is set forth in Section 1 hereto; (III) the relocation of Employer’s headquarters in violation of Section 6.4 of the Reorganization Agreement, without Executive’s consent; or (IV) Employer breaches a material provision of this Agreement. Prior to any termination of Executive for Good Reason by Executive, Employer shall have a reasonable opportunity to remedy any condition, or conduct, action or inaction of Employer giving rise to Executive’s right to terminate this Agreement for Good Reason. In the event that Executive’s employment with Employer is terminated at any time during the Initial Employment Period by Executive for Good Reason, then Executive shall be entitled to continue to receive his salary and any cash bonus in the manner contemplated by paragraph 5(D) above for the balance of the Initial Employment Period.

6. Confidentiality. Executive acknowledges that he will have access to and will be entrusted with confidential and proprietary information and trade secrets relating to Employer’s services and products, including, but not limited to, presentations for clients and prospective clients made on behalf of Employer. Such confidential information gives Employer a business advantage over others who do not have such information. Such confidential information may include, but is not limited to, business strategies, plans, proposals, training materials, computer software, names of or financial or other information regarding Employer or Executive’s relationships with its clients, advertising techniques, development of creative products and any other information that is maintained confidentially and not known to or readily determinable by the public. Accordingly, Executive agrees to undertake the following obligations that he acknowledges to be reasonably designed to protect Employer’s legitimate business interests without unnecessarily or unreasonably restricting Executive’s post-employment opportunities:

(a) Upon termination of employment for any reason, Executive shall return to Employer all property of Employer including, but not limited to, documents or things containing any of its confidential information, files, forms, notes, records, or charts. Executive shall not retain any copies in any form of any such confidential information;

(b) During the Employment Period or thereafter, without Employer’s prior written consent, Executive shall not use or disclose, and shall take all necessary precautions to avoid the disclosure to any person, any confidential information unless at that time the information has become known to the public or to Employer’s competitors other than by breach of this Agreement or any other confidentiality agreement binding on Executive;

(c) Executive covenants and agrees to be bound by the Covenant Not To Compete Or Solicit Business entered into by the parties contemporaneous with this Agreement; and

(d) To permit Employer to monitor Executive’s compliance with the Covenant Not To Compete or Solicit Business, during the Initial Term of Employment or for 2 years following the termination of employment, whichever is longer, Executive shall promptly notify Employer in writing of the name and address of each business organization for which he acts as agent, partner, owner, consultant, contractor, advisor, representative or Executive.

7. Intellectual Property. Executive shall disclose and assign to Employer all of his right, title and interest in and to, any ideas, processes, trademarks, trade secrets, copyrightable materials, plans, inventions and business plans, whether patentable or not, that he develops, creates, discovers, conceives or improves upon during the Employment Period that relate, directly or indirectly, to Employer’s business, including, but not limited to, any computer programs, processes, products or procedures, methods of advertising, marketing research, strategies or business plans (collectively referred to as “Intellectual Property”). Executive agrees that such Intellectual Property shall be the sole property of Employer. Executive shall, during employment and thereafter, at Employer’s request and cost, provide Employer with such assistance as is reasonably necessary to secure a patent, trademark, copyright or other protection of such Intellectual Property. Executive agrees that he will not use any Intellectual Property right for his own purposes or for any purpose other than those of Employer.

8. Remedies. If Executive violates any of the terms of Section 6 or 7 of this Agreement, Employer shall be entitled to all appropriate remedies, including an interim, interlocutory or permanent injunction or restraining order to be issued by any competent court enjoining and restraining Executive from such wrongful acts. It is further agreed that Employer would be irreparably damaged by Executive’s breach of such provision, that damages for such a breach are not easily calculated, and that any remedy at law would be inadequate. Therefore, Employer shall be entitled to obtain injunctive or other equitable relief against Executive, his agents, assigns or successors for a breach of this Agreement and without the necessity of the proving actual monetary loss. It is expressly understood between the parties that this injunctive or equitable relief shall not be Employer’s exclusive remedy for breach of this Agreement. Without limitation, in the event of any breach by Executive of his Covenant Not To Compete or Solicit Business, such Executive shall not be entitled to receive any salary payments or any other compensation beyond the date of such breach to which he would otherwise be entitled, and Executive shall be obligated to repay to Employer salary payments received by him at any time after the occurrence of such breach. Nothing in this Section 8 shall prevent any party hereto from seeking any remedy, including an interim, interlocutory or permanent injunction or restraining order, for a breach of this Agreement. Should any litigation, other than arbitration provided for in paragraph 17 herein, be commenced concerning any provision of this Agreement or Executive’s employment or termination or employment, the prevailing party shall be entitled, in addition to such other relief as may be granted, to its attorneys’ fees and costs incurred by reason of such litigation.

9. Assignment. Executive acknowledges that the services he renders pursuant to this Agreement are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. Employer may assign its rights, duties or obligations under this Agreement to any person with whom it has merged or consolidated, or to whom it has transferred all, or substantially all, of its assets.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, other than the parties and their respective successors and assigns permitted by this Agreement, any right, remedy or claim under, or by reason of, this Agreement.

10. Entire Agreement; Amendment. This Agreement, the Reorganization Agreement and the Covenant Not To Compete or Solicit Business constitute the entire agreement between Employer and Executive with respect to the subject matter hereof. This Agreement supersedes any prior agreement made between the parties. The parties may not amend this Agreement except by written instrument signed by both parties and approved by the Board of Directors or the compensation committee of the Board of Directors of Employer.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Connecticut.

12. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Definitions. Any capitalized term used in this Agreement shall have the meaning ascribed to it in the Reorganization Agreement, unless otherwise defined herein.

14. Waiver. No provision of this Agreement shall be deemed to be waived as a result of the failure of Employer or Executive to require the performance of any term or condition of this Agreement or by other course of conduct. To be effective, a waiver must be in writing, signed by each of the parties hereto and approved by the Board of Directors or the compensation committee of the Board of Directors of Employer and state specifically that it is intended to constitute a waiver of a term or breach of this Agreement. The waiver by Employer or Executive of any term or breach of this Agreement shall not prevent a subsequent enforcement of such term or any other term and shall not be deemed to be a waiver of any subsequent breach.

15. Set-Off. Notwithstanding anything herein to the contrary, subject to the requirements of Section 13.3 of the Reorganization Agreement, Employer shall have the right to set-off, at any time and from time to time, against any amount owing by Employer to Executive under this Agreement, any amount from time to time owing by Executive to Employer in connection with any cause, matter or thing whatsoever including, but not limited to, this Agreement, the Reorganization Agreement, the Purchase Agreement and the Related Agreements. With respect to any amounts owing under the Reorganization Agreement, the Purchase Agreement or any related Agreement, Employer agrees to fully comply with the dispute resolution provisions of such agreement prior to invoking its right of set-off under this Agreement. In addition, Employer agrees that, with respect to an action for set-off for a breach of a representation and warranty contained in the Reorganization Agreement, Employer shall be entitled to seek a set-off of amounts due under this Agreement from Executive (a) in the case of any several representation and warranty, only if Executive is determined to have breached, or acknowledges a breach of, such representation and warranty, and (b) in the case of any joint and several representation, only in proportion to Executive’s liability under such representation and warranty.

16. Key-Person Insurance. Executive acknowledges that Employer may wish to purchase and maintain key-person insurance with respect to Executive and covenants and agrees to cooperate with Employer in that regard in all reasonable respects which shall include, without limitation, submitting to such medical examinations, answering such questions and completing and signing such documents as may reasonably be required by any insurance company from time to time in connection therewith. Upon termination of the Employment Period, Executive shall be provided the opportunity to purchase such policy at his expense.

17. Dispute Resolution. Employer or Executive may institute arbitration pursuant to Article 13 of the Reorganization Agreement in connection with any dispute, controversy or claim arising in connection with this Agreement; provided, however, that nothing in this paragraph shall prohibit Employer or its affiliates from pursuing injunctive or other equitable relief against Executive prior to, contemporaneous with, or subsequent to invoking or participating in any dispute resolution process.

18. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered and received when delivered personally (which shall be deemed to include delivery via express courier such as Federal Express) or three days after having been sent by registered or certified mail or upon receipt when sent by facsimile (but only if receipt is confirmed by the addressee by a return facsimile signed by the addressee) addressed as follows:

If to Employer:

Modem Media . Poppe Tyson, Inc.

228 Saugatuck Avenue

Westport, CT 06880

Facsimile: (203) 291-6061

Attention: Chief Financial Officer

If to Executive:

at the address or facsimile number set forth below Executive’s signature on the signature page hereto or to such other address as such party (or its designated additional notice recipient) may indicate by a notice delivered to the other party hereto.

19. Effective Date. This Agreement shall be effective as of the Closing Date of the Reorganization Agreement. If the Reorganization Agreement is not consummated, this Agreement shall be null and void.

20. EXECUTIVE ACKNOWLEDGES THAT HE HAS READ, UNDERSTOOD AND ACCEPTS THE PROVISIONS OF THIS AGREEMENT. HE ALSO ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO AND HAS REVIEWED THE TERMS AND CONDITIONS OF THIS AGREEMENT WITH COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

MODEM MEDIA . POPPE TYSON, INC.	GERALD M. O’CONNELL

By:

Title:	Address:

Facsimile:

Exhibit B

COVENANT NOT TO COMPETE OR SOLICIT BUSINESS

TN Technologies Holding Inc., a Delaware corporation (“Buyer”) and Gerald M. O’Connell (“Executive”) enter into this Covenant Not To Compete or Solicit Business (“Covenant”) as of December 31, 1996.

WHEREAS, Buyer and Executive are parties to the Amended and Restated Reorganization Agreement dated as of December 31, 1996 (the “Reorganization Agreement”);

WHEREAS, pursuant to the Reorganization Agreement, Buyer is acquiring (the “Acquisition”) all of the limited partnership interests in Modem Media Advertising Limited Partnership, a Connecticut limited partnership (“MMLP”), and all of the issued and outstanding capital stock of Modem Media, Inc., a Connecticut corporation (“Modem Media”);

WHEREAS, Executive, as a limited partner in MMLP and a shareholder of Modem Media, will substantially and materially benefit from the Acquisition;

NOW, THEREFORE, in further consideration of the promises and mutual covenants contained in the Employment Agreement, the Reorganization Agreement and the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to protect more effectively the value of the assets and goodwill purchased by Buyer, Executive covenants and agrees as follows:

1.

COVENANT NOT TO COMPETE. Executive covenants that during the period commencing on the effective date of the Reorganization Agreement and ending on the later of (i) the date which is five years after the effective date of the Reorganization Agreement or (ii) the date which is two years after the last payment of salary pursuant to the Employment Agreement (the “Non- Competition/Non-Solicitation Period”), either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company, contractor, corporation or organization of any kind, as principal, agent, trustee, shareholder, employee or consultant, or in any other manner whatsoever, whether directly or indirectly, he shall not render or assist others in rendering services to or for any person or persons, firm, association, syndicate, company or corporation, that is engaged in any business substantially similar to any part of: (a) advertising services delivered through the Internet or corporate intranets, digital communications services dedicated to marketing purposes, or consumer database management in conjunction with marketing or advertising services carried on by Buyer or entities in which Buyer owns 40% or more of the ownership interests (collectively referred to as “Buyer and its Affiliates”) during the two-year period immediately preceding the date employment is terminated; (b) any other advertising services delivered through the Internet or corporate intranets, digital communications services dedicated to marketing purposes, or consumer database management in conjunction with marketing or advertising services for which Buyer or its Affiliates has, as of the termination of such Employee’s employment, formulated plans, of which Executive is aware, to commence carrying on within 1 year after the date employment is terminated; or (c) any advertising services delivered through the Internet or corporate intranets, digital communications services dedicated to marketing purposes, or consumer database management in conjunction with marketing or advertising services solicited by Buyer or its Affiliates with respect to clients or potential clients of Buyer or its Affiliates. Without limiting the foregoing, nothing herein shall prohibit Executive’s being a passive owner of not more than 5% of the outstanding stock of any class of a corporation or other entity which is publicly traded, so long as Executive has no active participation in the business of such corporation or other entity. Notwithstanding anything herein to the contrary, Executive shall have no obligations under this Section 1 or under Section 2 or 3 hereof if Buyer breaches a material term of the Employment Agreement.

2.	COVENANT NOT TO SOLICIT. Executive covenants and agrees that he will not, and will not attempt to, at any time during the Non-Competition/Non- Solicitation Period, directly or indirectly, induce or assist in the inducement of: (i) any employee or consultant of Buyer or its Affiliates away from Buyer or its Affiliates or from the faithful discharge of such employee’s or consultant’s contractual and fiduciary obligations to serve Buyer’s or its Affiliates’ interest; or (ii) any “Client” of Buyer or its Affiliates away from Buyer or its Affiliates. As used in this Covenant, “Client” shall extend to those persons, firms, corporations or other entities (a) who were clients of Buyer or its Affiliates, as is applicable, at any time during the Non-Competition/Non-Solicitation Period and who continued to be clients at any time within the 18-month period immediately preceding the inducement (including, without limitation, AT&T Corporation); or (b) who were new business contacts of Buyer or its Affiliates, as is applicable, during the Non-Competition/Non-Solicitation Period and who had been active new business contacts at any time within a one-year period immediately preceding the inducement.

3.	NON INTERFERENCE. Executive covenants and agrees that he will not at any time during the Non Competition/Non-Solicitation Period, directly or indirectly, seek to cause the termination or any change in the terms of any relationships between Buyer or its Affiliates and any supplier or vendor or prospective supplier or vendor of Buyer or its Affiliates; provided, however, that Executive shall not be precluded from utilizing any supplier or vendor.

4.	DEFINITIONS. Any capitalized term used in this Covenant shall have the meaning ascribed to it in the Reorganization Agreement, unless otherwise defined herein.

5.	REMEDIES. If Executive violates any of the terms of this Covenant, Buyer or any of its Affiliates shall be entitled to all appropriate remedies, including an interim, interlocutory or permanent injunction or restraining order to be issued by any competent court enjoining and restraining Executive from such wrongful acts. It is further agreed that Buyer or any of its Affiliates would be irreparably damaged by Executive’s breach of any provision of this Covenant, that damages for such a breach are not easily calculated, and that any remedy at law would be inadequate. Therefore, Buyer and any of its Affiliates shall be entitled to seek and obtain injunctive or other equitable relief against Executive, his agents, assigns or successors for a breach of this Covenant and without the necessity of proving actual monetary loss. It is expressly understood between the parties that this injunctive or equitable relief shall not be Buyer’s or any of its Affiliates’ exclusive remedy for breach of this Covenant. Should any litigation be commenced concerning any provision of this Covenant, the prevailing party shall be entitled, in addition to such other relief as may be granted, to its attorneys’ fees and costs incurred by reason of such litigation.

6.	LEGAL ENFORCEABILITY. Any provision of this Covenant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.	GOVERNING LAW. This Covenant shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Connecticut.

8.	ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Reorganization Agreement and the Employment Agreement constitute the entire agreement between Buyer and Executive with respect to the subject matter hereof. This Covenant supersedes any prior agreement made between the parties. The parties may not amend this Covenant except by written instrument signed by each party hereto and approved by the Board of Directors or the compensation committee of the Board of Directors of Buyer. –

9.	NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered and received when delivered personally (which shall be deemed to include delivery via express courier such as Federal Express) or three days after having been sent by registered or certified mail or upon receipt when sent by facsimile (but only if receipt is confirmed by the addressee by a return facsimile signed by the addressee) addressed as follows:

If to Buyer, to:

TN Technologies Holding Inc.

101 East Erie Chicago, Illinois 60611

Facsimile: (312) 440-8070

Attention: Gregory W. Blaine

If to Executive, to: the address or facsimile number set forth below Executive’s signature on the signature page hereof. or to such other address as such party (or if designated additional notice recipient) may indicate by a notice delivered to the other parties hereto.

10.	SUCCESSORS AND ASSIGNS. Executive acknowledges that his obligations hereunder are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Covenant. Buyer may assign its rights, duties or obligations under this Covenant to any person with whom it has merged or consolidated, or to whom it has transferred all, or substantially all, of its assets. This Covenant shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Covenant, express or implied, is intended or shall be construed to confer upon any person other than the parties and their respective successors and assigns permitted by this Covenant any right, remedy or claim under, or by reason of, this Covenant.

11.	WAIVER. No provisions of this Covenant shall be deemed to be waived as a result of the failure of Buyer or its Affiliates or Executive to require the performance of any term or condition of this Covenant or by other course of conduct. To be effective, a waiver must be in writing, signed by all of the parties hereto and approved by the Board of Directors or the compensation committee of the Board of Directors of Buyer and state specifically that it is intended to constitute a waiver of a term or breach of this Covenant. The waiver by Buyer or its Affiliates or Executive of any term or breach of this Covenant shall not prevent a subsequent enforcement of such term or any other term and shall not be deemed to be a waiver of any subsequent breach. –

12.	EFFECTIVE DATE. This Covenant is effective as of the Closing Date of the Reorganization Agreement. If the Reorganization Agreement is not consummated, this Covenant shall be null and void. EXECUTIVE ACKNOWLEDGES THAT HE HAS READ, UNDERSTOOD AND ACCEPTS THE PROVISIONS OF THIS COVENANT. HE ALSO ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO AND HAS REVIEWED THE TERMS AND CONDITIONS OF THIS COVENANT WITH COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Covenant as of the date written above.

TN TECHNOLOGIES HOLDING INC.	GERALD M. O’CONNELL
By: /s/ GREGORY W. BLAINE	/s/ GERALD M. O’CONNELL

Position:

Address:

Facsimile: